UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

_____________

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2011

SuccessFactors, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33755	94-3398453
(Commission File Number)	(IRS Employer Identification No.)

1500 Fashion Island Blvd., Suite 300, San Mateo, CA	94404
(Address of Principal Executive Offices)	(Zip Code)

(650) 645-2000

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 16, 2011, the Compensation and Leadership Development Committee of the Board of Directors of SuccessFactors, Inc. approved revisions to the operation of its corporate bonus program. Any quarterly bonus will be paid in cash to eligible employees up to a limit of 100% of the target amount for the particular quarter. Any excess quarterly bonus funding accrual above the 100% target amount would be applied to future periods as follows: (1) the excess would first be applied to funding for any subsequent quarter where the quarterly funding calculation falls below 100%, to increase the quarterly payout up to the 100% maximum for the quarter, subject to meeting minimum operating profit targets, and (2) any excess cumulative quarterly accrual not required to augment subsequent quarters will be applied to the annual pool component of the bonus pool. If the calculated bonus accrual causes operating profit to fall below the minimum required for a quarter, funding and accrual reductions will first be applied against the quarterly bonus funding and then (if necessary) against the annual funding amount until the required minimum operating margin is restored.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUCCESSFACTORS, INC.

By:	/s/ Hillary B. Smith Hillary B. Smith General Counsel and Secretary

Date: March 22, 2011